Exhibit 99.1

NeoGenomics Reports Revenue of $117 Million in the First Quarter
First-Quarter 2022 Results

•Consolidated revenue increased 1% to $117 million; excluding 2021 COVID-19 PCR testing revenue, consolidated revenue increased 3%
•Clinical Services revenue increased 2% to $99 million; excluding 2021 COVID-19 PCR testing revenue, Clinical Services revenue increased 4%
•Pharma Services revenue decreased 4% to $18 million

Fort Myers, Florida (April 27, 2022) - NeoGenomics, Inc. (NASDAQ: NEO) (the “Company”), a leading provider of cancer-focused genetics testing services and global oncology contract research services, today announced its first-quarter results for the period ended March 31, 2022.
“While our first quarter performance was disappointing and inconsistent with our company’s strong track record, we are taking immediate actions to improve our operating performance and return to profitable growth. We remain focused on improved execution of our strategy and are confident that our comprehensive menu and leading scale in community oncology will continue to differentiate us and further strengthen our position in the market.” said Lynn Tetrault, Executive Chair of NeoGenomics.
“Our Board of Directors is actively searching for an outstanding leader to serve as our next CEO. In the meantime, our new Clinical Services Division President, Dr. David Sholehvar, and Chief Scientific Officer, Dr. Shashi Kulkarni, bring extensive operating experience and expertise that will enable us to accelerate our efforts to improve operating performance and reinvigorate growth. With an effective interim management structure and team in place and the CEO search well underway, we are confident that we are on track to overcome the current challenges facing our business.”
First-Quarter Results
Consolidated revenue for the first quarter of 2022 was $117 million, an increase of 1% over the same period in 2021. Clinical Services revenue of $99 million was an increase year-over-year of 2%. Excluding 2021 COVID-19 PCR testing, Clinical Services revenue increased by 4% year-over-year. Clinical test volume(1) increased by 2% year-over-year. Average revenue per clinical test (“revenue per test”) increased by 2% to $371. Pharma Services revenue decreased by 4% to $18 million compared to the first quarter of 2021.
Consolidated gross profit for the first quarter of 2022 was $38.2 million, a decrease of 8.0% compared to the first quarter of 2021. This decrease was primarily due to the amortization of acquired Inivata developed technology intangibles and higher payroll and payroll-related costs, partially offset by the increase in revenue. Consolidated gross profit margin, including amortization of acquired Inivata developed technology intangible assets, was 32.6%. Adjusted Gross Profit Margin(2), excluding amortization of acquired Inivata developed technology intangible assets, was 36.8%.
Operating expenses increased by $34 million, or 59%, compared to the first quarter of 2021, and included significant operating expenses for the Inivata and Trapelo Health subsidiaries which were acquired in the second quarter of 2021. Operating expenses in the first quarter of 2022 also included higher non-cash stock based compensation expenses, higher payroll and payroll-related costs to support the Company’s strategic growth initiatives, and an increase in professional fees.
Net loss for the quarter was $49 million compared to net loss of $22 million for the first quarter of 2021.
Adjusted EBITDA(2) was negative $19 million compared to positive $4 million in the first quarter of 2021. Adjusted net loss(2) was $25 million compared to Adjusted net loss(2) of $5 million in the first quarter of 2021.

Cash and cash equivalents and marketable securities totaled $481 million at quarter end.
Operational Updates
In the first quarter, we made strong additions to our leadership team, including Dr. Shashi Kulkarni and Dr. David Sholehvar. Dr. Kulkarni, a world-renowned expert and key opinion leader in cancer genomics, joined as Executive Vice President for Research and Development and Chief Scientific Officer. Dr. Sholehvar, a seasoned leader in the diagnostics industry, joined as President, Clinical Services Division.
____________________
(1) Clinical testing excludes requisitions, tests, revenue and costs of revenue for Pharma Services and COVID-19 PCR tests.
(2) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Gross Profit Margin, Adjusted Net Loss, and Adjusted Diluted EPS. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.
Conference Call
The Company has scheduled a webcast and conference call to discuss its first quarter 2022 results on Wednesday, April 27, 2022 at 8:30 AM EDT. Interested investors should dial (888) 506-0062 (domestic) and (973) 528-0011 (international) at least five minutes prior to the call. The participant access code provided for this call is 906928. A replay of the conference call will be available until 8:30 AM EDT on May 11, 2022, and can be accessed by dialing (877) 481-4010 (domestic) and (919) 882-2331 (international). The playback conference ID number is 45198. The webcast may be accessed under the Investor Relations section of our website at www.neogenomics.com. An archive of the web-cast will be available until 08:30 AM EDT on April 27, 2023.
About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services, providing one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company’s Pharma Services Division serves pharmaceutical clients in clinical trials and drug development.
NeoGenomics is committed to connecting patients with life altering therapies and trials. We believe that, together, with our partners, we can help patients with cancer today and the next person diagnosed tomorrow. In carrying out these commitments, NeoGenomics seeks to adhere to all relevant data protection laws, provides transparency and choice to patients regarding the handling and use of their data through our Notice of Privacy Practices, and has invested in leading technologies to help ensure the data we maintain is secured at all times.
Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited and CLIA certified laboratories in Fort Myers and Tampa, Florida; Aliso Viejo, Carlsbad and San Diego, California; Research Triangle Park, North Carolina; Houston, Texas; Atlanta, Georgia; Nashville, Tennessee; and Phoenix, Arizona; and CAP accredited laboratories in Cambridge, United Kingdom; Rolle, Switzerland; and Singapore. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe and Asia. We routinely post information that may be important to our investors on our website at www.neogenomics.com.
Forward Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” expect,” plan,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project, “guidance,” “plan,” “potential” and other words of similar meaning, although not all forward-looking statements include these words. These forward-looking statements address various matters, including statements regarding improving operational efficiency, returning to profitable growth and its ongoing executive recruitment process. Each forward-looking statement contained in this press release is subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company’s ability to identify and implement appropriate financial and operational initiatives to improve performance, to identify and recruit executive candidates, to continue gaining new customers, respond to the effects of the COVID-19 outbreak, offer new types of tests, integrate its acquisitions and otherwise implement its business plan, and the risks identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022 as well as other information previously filed with the SEC.
We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document (unless another date is indicated), and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

For further information, please contact:
NeoGenomics, Inc.
Doug Brown
Chief Strategy and Corporate Development Officer
T: 239.768.0600 x2539
M: 704.236.2064
doug.brown@neogenomics.com

Charlie Eidson
Director, Investor Relations and Corporate Development
T: 239.768.0600 x2726
M: 952.221.8816
charlie.eidson@neogenomics.com

NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2022 (unaudited)	December 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	$305,896	$316,827
Marketable securities, at fair value	175,534	198,563
Accounts receivable, net	110,796	112,130
Inventories	23,840	23,395
Prepaid assets	14,341	12,354
Assets held for sale	—	10,050
Other current assets	20,693	8,189
Total current assets	651,100	681,508
Property and equipment, net	108,942	109,465
Operating lease right-of-use assets	101,955	102,197
Intangible assets, net	433,835	442,325
Goodwill	527,115	527,115
Other assets	6,600	7,168
Total non-current assets	1,178,447	1,188,270
Total assets	$1,829,547	$1,869,778

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and other current liabilities	$75,491	$79,213
Current portion of equipment financing obligations	621	1,135
Current portion of operating lease liabilities	5,958	6,884
Total current liabilities	82,070	87,232
Long-term liabilities
Convertible senior notes, net	533,189	532,483
Operating lease liabilities	73,434	72,289
Deferred income tax liabilities, net	51,709	55,475
Other long-term liabilities	14,141	14,022
Total long-term liabilities	672,473	674,269
Total liabilities	$754,543	$761,501
Stockholders’ equity
Total stockholders’ equity	$1,075,004	$1,108,277
Total liabilities and stockholders’ equity	$1,829,547	$1,869,778

 NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
NET REVENUE
Clinical Services	$98,791	$96,487
Pharma Services	18,378	19,046
Total net revenue	117,169	115,533

COST OF REVENUE	78,937	73,959

GROSS PROFIT	38,232	41,574
Operating expenses:
General and administrative	66,248	40,476
Research and development	7,713	2,456
Sales and marketing	16,299	13,749
Total operating expenses	90,260	56,681
LOSS FROM OPERATIONS	(52,028)	(15,107)
Interest (income) expense, net	1,301	1,177
Other (income) expenses, net	(168)	4,854
Loss before taxes	(53,161)	(21,138)
Income tax (benefit) expense	(3,753)	976
NET LOSS	$(49,408)	$(22,114)

NET LOSS PER SHARE
Basic	$(0.40)	$(0.19)
Diluted	$(0.40)	$(0.19)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	123,630	116,199
Diluted	123,630	116,199

NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(49,408)	$(22,114)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	8,395	6,680
Amortization of intangibles	8,490	2,458
Non-cash stock-based compensation	12,103	2,653
Non-cash operating lease expense	2,653	1,862
Amortization of convertible debt discount and debt issue costs	706	636
Unrealized loss on investment in non-consolidated affiliate	—	5,024
Interest receivable on loan receivable from non-consolidated affiliate	—	(209)
Gain on sale of assets held for sale	(2,048)	—
Write-off of COVID-19 PCR testing inventory and equipment	—	6,061
Other adjustments	1,126	548
Changes in assets and liabilities, net	(11,057)	(1,389)
Net cash (used in) provided by operating activities	(29,040)	2,210
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(16,167)	(137,776)
Proceeds from sales and maturities of marketable securities	36,438	13,919
Purchases of property and equipment	(8,219)	(15,831)
Loan receivable from non-consolidated affiliate	—	(15,000)
Net cash provided by (used in) investing activities	12,052	(154,688)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of equipment financing obligations	(346)	(1,091)
Issuance of common stock, net	6,403	2,617
Proceeds from issuance of convertible debt, net of issuance costs	—	334,410
Premiums paid for capped call confirmations	—	(29,291)
Proceeds from equity offering, net of issuance costs	—	218,290
Net cash provided by financing activities	6,057	524,935
Net change in cash, cash equivalents and restricted cash	(10,931)	372,457
Cash, cash equivalents and restricted cash, beginning of period	316,827	250,632
Cash, cash equivalents and restricted cash, end of period	$305,896	$623,089

Reconciliation of cash, cash equivalents and restricted cash to the Consolidated Balance Sheets:
Cash and cash equivalents	$305,896	$611,970
Restricted cash, non-current	—	11,119
Total cash, cash equivalents and restricted cash	$305,896	$623,089

Use of Non-GAAP Financial Measures
In order to provide greater transparency regarding our operating performance, the financial results and financial guidance in this press release refer to certain non-GAAP financial measures that involve adjustments to GAAP results. Non-GAAP financial measures exclude certain income and/or expense items that management believes are not directly attributable to the Company’s core operating results and/or certain items that are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors by facilitating the analysis of the Company’s core test-level operating results across reporting periods and when comparing those same results to those published by our peers. These non-GAAP financial measures may also assist investors in evaluating future prospects. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the business. These non-GAAP financial measures do not replace the presentation of financial information in accordance with U.S. GAAP financial results, should not be considered measures of liquidity, and are unlikely to be comparable to non-GAAP financial measures provided by other companies.
Definitions of Non-GAAP Measures
Non-GAAP Adjusted EBITDA
“Adjusted EBITDA” is defined by NeoGenomics as net (loss) income from continuing operations before: (i) interest expense, (ii) tax (benefit) or expense, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation expense, and, if applicable in a reporting period, (v) acquisition and integration related expenses, (vi) write-off of COVID-19 PCR testing inventory and equipment, and (vii) other significant or non-operating (income) or expenses, net.
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
“Adjusted cost of revenue is defined by NeoGenomics as cost of revenue before: (i) amortization expense of acquired Inivata developed technology intangible assets, and (ii) the write-off of COVID-19 PCR testing inventory equipment.
“Adjusted gross profit” is defined by NeoGenomics as total revenue less adjusted cost of revenue.
“Adjusted gross profit margin” is defined by NeoGenomics as adjusted cost of revenue divided by total revenue.
Non-GAAP Adjusted Net (Loss) Income
“Adjusted net (loss) income” is defined by NeoGenomics as net (loss) income from continuing operations plus: (i) non-cash amortization of intangible assets, (ii) non-cash stock-based compensation expense, and, if applicable in a reporting period, (iii) acquisition and integration related expenses, (iv) write-off of COVID-19 PCR testing inventory equipment, and (v) other significant or non-operating (income) or expenses, net. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method unless the effect of this adjustment on both the adjusted net (loss) income and weighted average diluted common shares outstanding would be anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method.
Non-GAAP Adjusted Diluted EPS
“Adjusted diluted EPS” is defined by NeoGenomics as adjusted net (loss) income divided by adjusted diluted shares outstanding. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted diluted shares outstanding will also include any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted diluted shares outstanding will exclude any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

Reconciliation of GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended March 31,
	2022	2021
Net loss (GAAP)	$(49,408)	$(22,114)
Adjustments to net loss:
Interest expense, net	1,301	1,177
Income tax (benefit) expense	(3,753)	976
Depreciation	8,395	6,680
Amortization of intangibles	8,490	2,458
EBITDA (non-GAAP)	$(34,975)	$(10,823)
Further adjustments to EBITDA:
Acquisition and integration related expenses	1,030	814
Write-off of COVID-19 PCR testing inventory and equipment	—	6,061
Non-cash stock-based compensation expense	12,103	2,653
Other significant (income) expenses, net(3)	2,831	5,481
Adjusted EBITDA (non-GAAP)	$(19,011)	$4,186

(3) For the three months ended March 31, 2022, other significant (income) expenses, net, includes a gain on the sale of a building, fees related to the regulatory matter, CEO transition costs, and other non-recurring items. For the three months ended March 31, 2021, other significant non-recurring (income) expenses, net, includes unrealized loss on investment in non-consolidated affiliate, CEO transition costs, and other non-recurring items.

Reconciliation of Segment and Consolidated GAAP Cost of Revenue, Gross Profit and Gross Profit Margin to
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
(Unaudited, dollars in thousands)

	Three Months Ended March 31,
	2022	2021	% Change
Clinical Services:
Total revenue (GAAP)	$98,791	$96,487	2.4%

Cost of revenue (GAAP)	$65,267	$61,565	6.0%
Adjustments to cost of revenue(4)	(4,264)	(5,299)
Adjusted cost of revenue (non-GAAP)	$61,003	$56,266	8.4%

Gross profit (GAAP)	$33,524	$34,922	(4.0)%
Adjusted gross profit (non-GAAP )	$37,788	$40,221	(6.0)%

Gross profit margin (GAAP)	33.9%	36.2%
Adjusted gross profit margin (non-GAAP)	38.3%	41.7%

Pharma Services:
Total revenue (GAAP)	$18,378	$19,046	(3.5)%

Cost of revenue (GAAP)	$13,670	$12,394	10.3%
Adjustments to cost of revenue(5)	(589)	—
Adjusted cost of revenue (non-GAAP)	$13,081	$12,394	5.5%

Gross profit (GAAP)	$4,708	$6,652	(29.2)%
Adjusted gross profit (non-GAAP )	$5,297	$6,652	(20.4)%

Gross profit margin (GAAP)	25.6%	34.9%
Adjusted gross profit margin (non-GAAP)	28.8%	34.9%

Consolidated:
Total revenue (GAAP)	$117,169	$115,533	1.4%

Cost of revenue (GAAP)	$78,937	$73,959	6.7%
Adjustments to cost of revenue(4)(5)	(4,853)	(5,299)
Adjusted cost of revenue (non-GAAP)	$74,084	$68,660	7.9%

Gross profit (GAAP)	$38,232	$41,574	(8.0)%
Adjusted gross profit (non-GAAP )	$43,085	$46,873	(8.1)%

Gross profit margin (GAAP)	32.6%	36.0%
Adjusted gross profit margin (non-GAAP)	36.8%	40.6%
(4) Clinical Services cost of revenue adjustments for the three months ended March 31, 2022 include $4.3 million of amortization of acquired Inivata developed technology intangible assets. Clinical Services cost of revenue adjustments for the three months ended March 31, 2021 include write-offs of $5.3 million for COVID-19 PCR testing inventory.
(5) Pharma Services cost of revenue adjustments for the three months ended March 31, 2022 include $0.6 million of amortization of acquired Inivata developed technology intangible assets.

Reconciliation of GAAP Loss to Non-GAAP Adjusted Net Loss and GAAP EPS to Non-GAAP Adjusted EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Net loss (GAAP)	$(49,408)	$(22,114)
Adjustments to net loss, net of tax:
Amortization of intangibles	8,490	2,458
Acquisition and integration related expenses	1,030	814
Write-off of COVID-19 PCR testing inventory and equipment	—	6,061
Non-cash stock-based compensation expense	12,103	2,653
Other significant (income) expenses, net(6)	2,831	5,481
Adjusted net loss (non-GAAP)	$(24,954)	$(4,647)

Net (loss) income per common share (GAAP)
Diluted EPS	$(0.40)	$(0.19)
Adjustments to diluted loss per share:
Amortization of intangibles	0.07	0.02
Acquisition and integration related expenses	0.01	0.01
Write-off of COVID-19 PCR testing inventory and equipment	—	0.05
Non-cash stock-based compensation expense	0.10	0.02
Other significant (income) expenses, net(6)	0.02	0.04
Rounding and impact of diluted shares in adjusted diluted shares(7)	—	0.01
Adjusted diluted EPS (non-GAAP)	$(0.20)	$(0.04)

Weighted average shares used in computation of adjusted diluted EPS:
Diluted common shares (GAAP)	123,630	116,199
Dilutive effect of options, restricted stock, and converted shares(8)(9)	—	—
Adjusted diluted shares outstanding (non-GAAP)	123,630	116,199
(6) For the three months ended March 31, 2022, other significant (income) expenses, net, includes a gain on the sale of a building, fees related to the regulatory matter, CEO transition costs, and other non-recurring items. For the three months ended March 31, 2021, other significant non-recurring (income) expenses, net, includes unrealized loss on investment in non-consolidated affiliate, CEO transition costs, and other non-recurring items.
(7) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive or GAAP net (loss) income is positive and adjusted net (loss) income is negative, also compensates for the effects of additional diluted shares included or excluded in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(8) In those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.
(9) In those periods in which GAAP net (loss) income is positive and adjusted net (loss) income is negative, this adjustment excludes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

Supplemental Information
Clinical(10) Tests Performed, Revenue and Cost of Revenue
(Unaudited)

	Three Months Ended March 31,
	2022	2021	% Change
Clinical(10):
Number of tests performed	266,035	260,941	2.0%
Average revenue/test	$371	$364	1.9%
Average cost/test	$229	$206	11.2%

(10) Excludes tests, revenue and costs of revenue for Pharma Services and COVID-19 PCR tests. In addition, cost of revenue for the three months ended March 31, 2022 excludes amortization for acquired Inivata developed technology intangible assets.